Exhibit 23.2



                            Consent of Roger Fidler, Esq.



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                                  CONSENT


     I, Roger Fidler, hereby consent to the use of my opinion dated February 10, 2000 and my name under the caption "Legal Matters" in the SB-2 Registration Statement and prospectus, and any amendments thereto, as filed with the Securities and Exchange Commission. of Profitcom.com, Inc. to be filed with the Securities and Exchange Commission.






                                            /s/Roger Fidler
                                            ---------------------
                                             Roger Fidler



   Dated: February 10, 2000